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                                                                    EXHIBIT 99.2

                       THE LIMITED, INC. and SUBSIDIARIES
                     CONSOLIDATED CONDENSED BALANCE SHEETS
                                (In thousands)

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                                                                 January 29, 2000      January 30, 1999
                                                                 ----------------      ----------------
                                                                   (Unaudited)
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ASSETS

Current Assets
  Cash and Equivalents                                              $  817,268              $  870,317
  Accounts Receivable                                                  108,794                  77,715
  Inventories                                                        1,050,913               1,119,670
  Other                                                                269,302                 239,177
                                                                    ----------              ----------

Total Current Assets                                                 2,246,277               2,306,879

Property and Equipment, Net                                          1,229,612               1,361,761

Restricted Cash                                                              -                 351,600

Deferred Income Taxes                                                  125,145                  48,782

Other Assets                                                           486,655                 480,686
                                                                    ----------              ----------

TOTAL ASSETS                                                        $4,087,689              $4,549,708
                                                                    ==========              ==========


LIABILITIES AND SHAREHOLDERS' EQUITY


Current Liabilities
  Accounts Payable                                                    $256,306                $289,947
  Current Portion of Long-Term Debt                                    250,000                 100,000
  Accrued Expenses                                                     703,930                 801,415
  Income Taxes                                                         152,458                 128,273
                                                                    ----------              ----------

Total Current Liabilities                                            1,362,694               1,319,635

Long-Term Debt                                                         400,000                 550,000

Other Long-Term Liabilities                                             58,910                  56,010

Minority Interest                                                      119,008                 105,504

Contingent Stock Redemption Agreement                                        -                 351,600

Shareholders' Equity                                                 2,147,077               2,166,959
                                                                    ----------              ----------

TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY                                              $4,087,689              $4,549,708
                                                                    ==========              ==========
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